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                     METROPOLITAN WEST ASSET MANAGEMENT, LLC
                             MWAM DISTRIBUTORS, LLC
                             METROPOLITAN WEST FUNDS
                             WEST GATE ADVISORS, LLC

                                 CODE OF ETHICS

                                  February 2005

I.      Introduction

        This Code of Ethics ("Code") is designed to protect fiduciary relationships owed to the clients of Metropolitan West Asset Management, LLC ("MWAM" or the "Adviser")/1/, to monitor personal securities trades by Access Persons (as defined below) and to provide a program reasonably designed to detect and prevent insider trading by the officers, trustees and employees of MWAM, MWAM Distributors, LLC ("MWAMD")/2/ and the Metropolitan West Funds/3/ (the "Funds" or "MWF"). The Code applies to the fiduciary relationships between MWAM and each of its clients ("Clients"), including each of the Funds.

        Because West Gate Advisors, LLC ("WGA") is reliant upon MWAM for operational support, it has adopted this Code of Ethics in its entirety. MWAM performs all actions discussed within this policy on behalf of West Gate Advisors, LLC. (Together, MWAM, MWAMD, MWF and WGA are referred to as "the Companies.")

II.     Statement of General Principles and Standards of Business Conduct

        Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") impose an obligation on registered investment companies, their principal underwriters, and investment advisers to adopt written codes of ethics covering the securities activities of certain of their directors, trustees, officers, and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of MWAM's clients do not use that information for his or her personal benefit or to the detriment of those clients (including the Funds).

        NASD Conduct Rule 3050 creates obligations for registered persons, employer member firms and member firms executing transactions for registered persons. This Code is designed to meet MWAMD's obligations under NASD Conduct Rule 3050.

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/1/ Metropolitan West Asset Management, LLC is a California limited liability company registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940.
/2/ As all registered persons of MWAMD are employees of MWAM, references to MWAM and its employees within this policy shall be construed to include MWAMD.
/3/ The Metropolitan West Funds are a Delaware business trust, registered as an investment company under the 1940 Act.

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Code of Ethics - February 2005

        This Code also is intended to facilitate an atmosphere within which conscientious professionals can make responsible personal investment decisions in a manner that is consistent with the fiduciary relationships that exist between MWAM and its clients. As a matter of policy, this Code should not, and is not intended to, inhibit responsible personal investing within the boundaries reasonably necessary to protect MWAM's clients. While it is not possible to define and prescribe all-inclusive rules addressing all possible situations in which conflicts may arise, this Code sets forth policies regarding conduct in those situations in which conflicts are most likely to develop.

        Persons covered by this Code are advised to seek advice before engaging in any personal securities transaction involving securities held or under consideration for purchase or sale by an MWAM client or if a transaction directly or indirectly involves themselves and any MWAM client. (In all circumstances, persons covered by this Code must seek preclearance before trading a Covered Security.)

        As investment advisers, MWAM and WGA have an overarching fiduciary duty to their clients. In discharging their obligations under the Code, Access Persons should adhere to the following general fiduciary principles governing personal investment activities:

        1. Every Access Person should at all times place the interests of MWAM's clients ahead of his or her own interests with respect to any decision relating to personal investments. Access Persons should avoid even the appearance of conflicts of interest with MWAM's clients.

        2. No Access Person should take inappropriate advantage of his or her position by using his or her knowledge of any transactions for MWAM's clients to his or her personal profit or advantage.

        3. No Access Person may defraud or mislead any client in any manner or to engage in any act, practice or course of conduct that would operate as a fraud or deceit upon a client.

        4. Access Persons must conduct all personal investment transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility.

        5. No Access Person may engage in manipulative practices with regard to any client or any security.

        6. Information about the identity of security holdings and the financial circumstances of clients is confidential/4/;

        7. Independence in the investment decision-making process is paramount.

        8. Any personal interest that could constitute a conflict with a client should be disclosed to the Companies.

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/4/ Note that the information of clients that are natural persons (in other words: not institutions) is protected by Regulation S-P and the Companies' Privacy Policy.

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Code of Ethics - February 2005

        This Code is not intended to cover all possible areas of potential liability under the 1940 Act or under the federal securities law in general. For example, other provisions of Section 17 of the 1940 Act prohibit various transactions between a registered investment company on a principal basis, and joint transactions (e.g., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Federal securities laws may impose additional fiduciary obligations and trading restrictions on persons covered by this Code of Ethics./5/ Access Persons shall be sensitive to all areas of potential conflict, even if this Code of Ethics does not address a specific area of fiduciary responsibility. Access Persons must ensure that their actions and transactions are in compliance with the federal securities laws, and any other applicable requirements. It is expected that Access Persons will live up to the letter and spirit of the law, but also to the ideals that MWAM espouses.

        Although it is sometimes difficult to determine what behavior is necessary or appropriate to adhere to these general principles, this Code contains several guidelines for proper conduct. However, the effectiveness of MWAM's ethical policies depends on the judgment and integrity of its employees. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests and those of MWAM's clients, you should consult the Chief Compliance Officer (or other designated person) immediately.

        Other policies within MWAM's Compliance Program, such as the Trading and Allocation Policy, contain provisions and procedures to avoid conflicts of interest with and between MWAM clients. Access Persons shall adhere to the requirements imposed under all other MWAM policies and procedures while avoiding conflicts of interest with MWAM clients.

        Finally, you may not do indirectly, through another person or other means, anything that this Code prohibits you to do directly.

III.    Definitions

        (a) "Access Person" means: (i) any trustee, officer or Advisory Person (as defined below) of the Funds; (ii) any director, officer, manager or Advisory Person (as defined below) of MWAM; and (iii) any employee of MWAM who knows about recommendations made by MWAM for its clients./6/

Members of the immediate family of an Access Person who live in the same household or who receive substantial financial support from an Access Person are covered by this Code to the same extent as the Access Person.

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/5/ As another example, the Companies have adopted an Insider Trading Policy to address the proper treatment of material non-public information.
/6/ Because of MWAM's size, all employees are construed to be Access Persons. Human Resources shall notify Compliance of all new hires, as well as all independent contractors, consultants and temps hired. Independent contractors, consultants, temps and other similarly situated persons will be assessed for coverage under this Code on a case by case basis. Those persons not overtly included shall be deemed to have been excluded without further evidence of that decision.

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The Chief Compliance Officer maintains a list of Access Persons and Advisory
Persons. If you are unsure as to whether you are an Access Person or an Advisory Person, contact the Chief Compliance Officer immediately.

        (b) "Advisory Person" means: (i) any partner, officer or employee of the Funds or MWAM (or of any company in a control relationship with the Funds or MWAM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by or for an MWAM client account (including the Funds), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship with the Funds or MWAM who obtains information concerning recommendations made to any MWAM client (including the Funds) with regard to the purchase or sale of a Covered Security.

        (c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated, and, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

        (d) "Beneficial ownership" shall mean any person who enjoys, or will enjoy, the benefits of ownership even though title is in another name. For example, a person is regarded as having a beneficial interest in securities held in the name of:

        .       A husband, wife or a minor child;

        .       A relative sharing the same residence; and

        .       Anyone else if the Access Person:

                (i) obtains benefits substantially equivalent to ownership of the securities;

                (ii) can obtain ownership of the securities immediately or at some future time; or

                (iii)   can vote or dispose of the securities.

If you act as a fiduciary with respect to funds and accounts managed outside of MWAM (for example, if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions expressed above.

Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 ("the Exchange Act"), as amended, and the rules and regulations thereunder./7/

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/7/ See also SEC Rule 16a-1(a)(2)(ii)(A) under the Exchange Act.

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        (e) "Code Committee": A committee (generally consisting of the Chief
Compliance Officer, Chief Financial Officer, Chief Operating Officer, Chief Investment Officer and Chief Executive Officer and others as they may designate) will discuss violations of this Code and assess penalties proportionate to the severity of the violation. Penalties can range from informal actions such as informal discussions with the violator or memorandums to the file up to and including disgorgement of profits or termination from employment. The Code Committee shall meet as needed to review matters related to the Code, including modifications, exceptions, violations and sanctions.

        (f) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

        (g) "Covered Security" has the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies (i.e., mutual funds) other than Reportable Funds, securities issued by the government of the United States (including government agencies), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments./8/ For purposes of this Code, Covered Security shall mean any securities of the same type issued by the issuer of the requested security./9/

        (h) "Exempt Security" means certain securities, or securities obtained in transactions, that are not considered Covered Securities and, therefore, are exempt from the pre-clearance and reporting requirements of this Code. The following are Exempt Securities:

        (a) Direct obligations of the Government of the United States;
        (b) Money market instruments -- bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;
        (c) Shares of money market funds;
        (d) shares in open-end investment companies other than Reportable Funds (i.e., mutual funds advised by MWAM or any affiliate);
        (e) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds; and
        (f) securities purchased on behalf of an Access Person for an account over which the Access Person has no direct or indirect influence or control.

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/8/ Specifically, the 1940 Act defines a security as "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing."
/9/ In other words, if MWAM trades "IBM 5 3/8 2/1/09" on behalf of a client, that trade shall be considered to cover all other IBM bonds as well.

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        Shares of the Metropolitan West Funds (and any other mutual fund sub-advised by MWAM) ARE NOT exempt from this Code. Any trades in MWF or a sub-advised Fund by any Access Person must receive prior approval using the applicable procedures of this Code. Because there is a potential conflict of interest in such transactions, all purchases and sales of shares of any of the Funds (or any other mutual fund sub-advised by MWAM) that are not part of a systematic or periodic purchase or sale program should be placed well in advance of the closing price calculation each day. As with all securities transactions, such trades should not be made when in possession of material, non-public information.

        Personal investment transactions in Exempt Securities are still subject to MWAM's policy on inside information.

        Gifts received of Covered Securities are exempt from the pre-clearance provisions of this Code because gifts are not foreseeable. Securities received as gifts must be included in subsequent quarterly and/or annual reports required by this Code. Donations of Covered Securities must be pre-cleared.

        (i) "Immediate Family" covers those relatives who are directly or indirectly dependents of the Access Person such as: husband, wife, parents, mother-in-law, father-in-law, brother, sister, brother-in-law, sister-in-law, son, daughter, other children, son-in-law, daughter-in-law, domestic partner, and any others who are directly or indirectly dependents of the Access Person.

        (j) "Outside Fiduciary Account" means certain fiduciary accounts outside of MWAM for which an Access Person has received MWAM's approval to act as fiduciary and which MWAM has determined qualify to be treated as Outside Fiduciary Accounts under this Code.

        (k) "Pre-authorization Request Form" refers to the standardized form(s) approved by MWAM management for use by all Access Persons in seeking approval to trade a Covered Security that is not a Report-only Security.

        (l) "Purchase or sale of a security" includes the writing of an option (or any other derivative) to purchase or sell a security.

        (m) "Reportable Fund" means an investment company to which MWAM, or any control affiliates of MWAM serve as either investment adviser or principal underwriter. Control affiliates are persons who control the Adviser, who are controlled by the Adviser, or who are under common control with the Adviser.

        (n) "Report-only Securities" means the following securities, all of which do not require pre-clearance before trading, but are subject to the reporting requirements of this Code:

          (a) Securities purchased through an automatic investment plan (such as a dividend reinvestment plan)/10/ or an employee stock purchase plan/11/;

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/10/ "Dividend reinvestment" also is intended to cover dividends reinvested within a Metropolitan West Fund (or any other mutual fund sub-advised by MWAM).

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          (b)       Security purchases effected upon the exercise of rights
                    issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
          (c) Securities acquired in connection with covering a position in, or the exercise of an option; however, the purchase or sale of an option itself is not an exempt transaction;
          (d) Exchange and non-exchange traded index-based instruments, such as Standard and Poors' Depository Trust Receipts (SPDRs) and Nasdaq-100 Index Tracking Stock (QQQQ).
          (e)       Futures on US Government Securities; and
          (f)       Futures on the S&P 500 Index.

IV.     Personal Investment, Trading and Conduct Practices

        A. General.

        Laws and ethical standards impose on MWAM (and its employees) duties to avoid conflicts of interest between personal investment transactions and transactions MWAM makes on behalf of its clients. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. These personal investment transaction policies are designed to reduce the possibilities for such conflicts and/or inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

        Except as otherwise noted, MWAM's restrictions on personal investment transactions apply to all Access Persons. Every employee should consider himself or herself an Access Person unless otherwise specifically exempted by the Chief Compliance Officer (or other designated person). In addition, this policy governs investments in Covered Securities. It does not matter if a Covered Security is held in a retirement account (IRA, 401(k) or other similar accounts). All transactions by Access Persons in Covered Securities fall under the jurisdiction of this Code.

        To that end, no Access Person shall knowingly purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership which at the time of such purchase or sale:

        (a) is being considered for purchase or sale by an MWAM client (including the Funds); or
        (b) is being purchased or sold by an MWAM client (including the Funds.)

        B. Pre-clearance. Except as noted below, each Access Person must pre-clear all personal investment transactions in a Covered Security, if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. In order to obtain pre-clearance, Access Persons must complete and sign a "Pre-Clearance Request Form" (or its equivalent if not readily available) and obtain the signature of the Chief Compliance Officer, Chief Financial Officer, Chief Executive Officer or other designated person. A copy of a

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/11/ However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan must be precleared and be included in the quarterly transaction report.

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template pre-clearance request is provided as Exhibit B to this Code./12/ Trades will not be approved if the requested security (or any other securities of the same type of that issuer) has been, or will be, traded in any client account for a period extending seven days before or seven days after the trade request date./13/ When granted, pre-clearance authorizations will be effective until the end of the first trading day following the date on which pre-clearance was obtained. If the transaction is not completed within these time requirements, an Access Person must obtain a new pre-clearance, including one for any uncompleted portion of the transaction.

        There are some exceptions to the requirement to place trades within the same business day or by the next business day. For example, limit orders are an exception to the next day authorization expiration policy. Should an Access Person request approval for a limit order, so long as the security, price and size parameters remain unchanged, the approval remains effective. If the Access Person changes any parameters of the requested trade, the Access Person must request another approval. Trades in the Metropolitan West Funds (or other sub-advised funds) can be a source of another exception to the time limits on trading; enforcement of the trade placement policy will allow sufficient time for mailing Fund trades to the transfer agent. None of the time limit exceptions eliminate the requirement to receive pre-clearance BEFORE placing the trade. The Chief Compliance Officer (or other designated persons) has the authority to grant exceptions to the trade placement requirement when approving trades, but should document the reasons for granting such extensions.

        Post-trade approval is not permitted. If it is determined that an Access Person effected a trade before approval or after the clearance expires, he or she will be considered to be in violation of the Code. There is one exception - the use of the automated rebalancing function within MWAM's 401K plan. Since the automated rebalancing could result in an allocation to (or away from) a Metropolitan West Fund without the employee's direct intention to do so, preclearance is not required. However, if a Metropolitan West Fund is bought or sold as a result of the use of the automated rebalancing function, notice of the rebalancing results must be delivered to the Chief Compliance Officer (or designate) on the next business day.

        Before giving approval (but only to the extent necessary under the terms of this Code/14/), the person providing approval will consult (on a "no name" basis) with the appropriate portfolio managers to determine whether the proposed sale or acquisition in any way conflicts with an investment decision being contemplated or carried out on behalf of a MWAM client or Fund. Access Persons seeking approval to acquire or dispose of individual securities should allow sufficient time for this review and approval process.

        Preclearance is not necessary for Exempt Securities or Report-only Securities. Preclearance is necessary for recurring investment programs (such as "dollar cost averaging" programs, automatic deposit programs, direct investment programs or other periodically scheduled investments). However, approval for such recurring investment programs need only be

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/12/ Use of this form is strongly preferred, although individual circumstances may require occasional use of other formats to make the request.
/13/ Notwithstanding this requirement, the approver has discretion to grant approval in de minimis situations where the requester needs to sell a security to raise cash for personal purposes and the impact on client trading clearly is inconsequential or nonexistent. Such exceptions shall be documented on the trade request or approval.
/14/ It is generally intended that such interaction occur only related to bonds or equity securities where the bonds are of below investment grade quality.

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obtained at the outset of such a program. Further approval for each recurring investment is not necessary unless the employee wishes to change the parameters (e.g. dollar amount, frequency, security or other relevant factors) of the initial request.

        MWAM directors who (i) do not devote substantially all working time to the activities of MWAM, and (ii) do not have access to information about the day-to-day investment activities of MWAM are not required to obtain pre-clearance for personal investment transactions./15/

        C. Private Placements./16/ No Access Person may purchase securities offered in a private placement or limited offering except with the prior approval of the Chief Compliance Officer or other designated person. When requesting pre-clearance, provide copies of the Private Placement Memorandum or similar written documentation as may be requested by the Chief Compliance Officer (or other designated person), which describes the offering and investment being made. In addition, you shall be required to sign an acknowledgment stating that the investment opportunity was not offered to you as result of your position with MWAM.

        In considering approval, after obtaining the above documents, the Chief Compliance Officer or other designated person will take into consideration whether the investment opportunity should be reserved for MWAM's clients and whether the opportunity is being offered to the Access Person by virtue of the Access Person's position with MWAM.

        Additional Requirement for Advisory Persons: Advisory Persons who have been authorized to acquire securities offered in a private placement are required to provide written notification of that investment to the Chief Investment Officer or another person designated by the Chief Investment Officer, when they later have any role in a subsequent consideration of an investment in the issuer. In such circumstances, a decision to purchase securities of the issuer will be subject to an independent review by Advisory Persons with no personal interest in the issuer. If an Advisory Person has input into the decision to purchase on behalf of an MWAM client the security of an issuer or its affiliate where the employee has a beneficial interest (including through an Outside Fiduciary Account) in the securities of that issuer through a private placement, the Advisory Person must first disclose that interest to the Chief Compliance Officer (or other designated person). In such event, the Chief Compliance Officer or other designated person will independently review the proposed investment decision in conjunction with the Chief Investment Officer.

        D. Initial Public Offerings ("IPO"). No Access Person may purchase securities offered in an initial public offering, except with the prior approval of the Chief Compliance Officer or other designated person. Similar to the pre-approval process for private placements,

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/15/ Richard Hollander is deemed to be an MWAM director who neither devotes substantially all working time to MWAM activities nor has access to information about the day-to-day investment activities of MWAM. In addition, Trustees of the Metropolitan West Funds who are not deemed to be an "interested person", as defined in section 2(a)(19) of the 1940 act, and Keith T. Holmes, who, although an "interested person" trustee, is not deemed an advisory person of the funds, are not subject to the pre-clearance requirements set forth in this policy. Mr. Holmes is subject to the reporting requirements within this Code of Ethics.
/16/ No person registered with MWAMD shall participate in a private securities transaction except in conformance with the requirements of NASD Rule 3040. Any written notice required by NASD Rule 3040 shall be given to the Chief Compliance Officer (or designate).

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along with the pre-clearance request you shall provide the Chief Compliance
Officer or other designated person with written documentation describing the offering. Access Persons shall be required to acknowledge that their relationship with MWAM or its clients is not the reason why the opportunity to invest in the IPO arose./17/

        E. Blackout Periods. Any purchase or sale of any Covered Security by an Advisory Person which occurs within seven (7) calendar days, before or after, from the day the Covered Security is purchased or sold by the any MWAM client may be a violation of this Code and shall be reviewed by the Chief Compliance Officer or other designated person. If the trade is determined to violate the Code, such violations may be referred to the Code Committee and possibly to the Funds' Board of Trustees.

        F. Ban on Short-Term Trading Profits. Advisory Persons may not profit from the purchase and sale, or sale and purchase, of the same Covered Securities within sixty (60) calendar days, unless such persons have requested and obtained an exemption from this provision from the Chief Compliance Officer, his alternate, or another person designated by the Chief Compliance Officer with respect to a particular transaction. Such an exemption will be granted only in unusual circumstances and will be documented on any pre-clearance form or related documents attached to the pre-clearance form.

        G. Gifts.

           1. Gifts Received by Employees

           A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the firm and its clients. The overriding principle is that Access Persons should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Specifically, Advisory Persons should not solicit, receive, or participate in any arrangement leading to a gift to himself or herself, relatives, or friends, or any business in which the Advisory Person has a substantial interest, in consideration of past, present or prospective business conducted with MWAM. As a general rule, you should not accept gifts exceeding $100 in value from present or prospective clients, providers of goods or services (brokers or vendors) or others with which MWAM has dealings./18/ You must immediately report any offer of an improper gift to MWAM's Chief Compliance Officer, CFO or CEO.

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/17/ Access Persons that also are registered persons of a broker dealer (for example: anyone registered with MWAMD) generally may not participate in "new issues" as described in NASD Rule 2790.
/18/ NASD Rule 3060 sets a limit of $100 per individual per year on such gifts. While MWAM Access Persons generally are not subject to the rule, MWAM is adopting that limit, recognizing that anything exceeding that amount could create, at a minimum, the perception of a conflict of interest. MWAM employees that also are registered persons are already subject to this limit. In addition, the NASD requires that registered persons report all gifts to their broker dealer firm. (Such reports shall be made to (and reviewed by) the Chief Compliance Officer or designate as part of the annual reporting required by other provisions of this Code.) Registered employees are NOT required to report the following: a) usual and customary promotional items, of de minimis value, given to or received from vendors (i.e., hats, pens, T-shirts, and similar items marked with a vendor's logo); b) items donated to charity via the Code Committee; or c) food items consumed on the firm's premises (i.e., candy, popcorn, etc.) MWAM is adopting these exceptions, as well.

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           The term "gift" includes, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, loans of goods or money, excessive entertainment events, trips, hotel expenses, or anything of value. Gifts by vendors, brokers or other outside parties to an employee's immediate family are included in this policy. The receipt of cash gifts from vendors, brokers or other outside parties by employees (or their immediate families) is absolutely prohibited.

           If you believe that you cannot reject or return a gift without potentially damaging friendly relations between a third party and MWAM, you should report the gift and its estimated dollar value in writing to MWAM's Chief Compliance Officer, CFO or CEO, who may require that the gift be donated to charity.

           All employees must declare all gifts received during the calendar year to Compliance using Exhibit D. Such reports must be received by January 15 of the subsequent year.

           2. Gifts and Entertainment Given by Employees

           If authorized by proper MWAM personnel, it is acceptable for you to give gifts or favors of nominal value on behalf of the firm to present or prospective clients, providers of goods or services (brokers or vendors) or others with which MWAM has dealings, to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment. (This prohibition is not intended to prohibit or limit donations by the firm or individuals to charitable organizations.) Entertainment that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of MWAM's business. Access Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.

           3. Other Codes of Ethics

        Sometimes clients impose more stringent codes of ethics than detailed in this policy. If an Access Person is subject to a client's code of ethics, you should abide by it, particularly if its requirements are more stringent.

        H. Outside Activities/19/

           1. Outside Employment

        Each employee is expected to devote his or her full time and ability to MWAM's interests during regular working hours and such additional time as may be properly required. MWAM discourages employees from holding outside employment, including consulting. Employees considering outside employment must submit a written request to MWAM's

----------
/19/ The requirements under this Code for Outside Activities are designed to meet MWAMD's obligations under NASD Rule 3030.

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Code of Ethics - February 2005

Chief Compliance Officer, CFO or CEO. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed.

        An employee may not engage in outside employment that: (a) interferes, competes, or conflicts with the interests of MWAM; (b) encroaches on normal working time or otherwise impairs performance; (c) implies MWAM's sponsorship or support of an outside organization; or (d) reflects directly or indirectly adversely on MWAM. MWAM policy prohibits outside employment in any financial services industry.

        If an employee has an approved second job, that employee is not eligible to receive compensation during an absence from work that is the result of an injury on the second job. Outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

           2. Service as Director

        Access Persons may not serve as a director or in a similar capacity of any non-affiliated company or institution, whether or not doing so is part of an assigned role at MWAM, without prior approval of the Chief Compliance Officer, CFO or CEO; however, Access Persons do not need approval to serve on the board of a private family corporation or any charitable, professional, civic or nonprofit entities that are not clients of MWAM and do not have business relations with MWAM. Such approvals will be subject to the implementation of procedures to safeguard against potential conflicts of interest. MWAM may withdraw approval at its discretion if MWAM concludes the withdrawal is in MWAM's interest. Also, if Access Persons serve in a director capacity which does not require approval but circumstances later change which would require such approval (e.g., the company enters into business relations with MWAM or becomes a client), the Access Person must then seek approval.

           3. Fiduciary Appointments

        No Access Person may accept appointments as executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without the prior approval of the Chief Compliance Officer, CFO, CEO (or designated person). This policy does not apply to appointments involving personal estates or service on the board of a charitable, civic, or nonprofit company where the Access Person does not act as an investment adviser for the entity's assets. If MWAM grants you approval to act as a fiduciary for an account outside MWAM, it may determine that the account qualifies as an Outside Fiduciary Account. Securities traded by Access Persons as a fiduciary will be subject to the MWAM Personal Investment Transactions Policy.

           4. Compensation, Consulting Fees and Honorariums

        If an Access Person has received proper approval to serve in an outside organization or to engage in other outside employment, that Access Person may retain all compensation

SF/312498.2                                                                   12
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Code of Ethics - February 2005

paid for such service unless otherwise provided by the terms of the approval. Access Persons should report the amount of this compensation to MWAM's Chief Compliance Officer, CFO or CEO. Access Persons may not retain compensation received for services on boards of directors or as officers of corporations where such service derives from employment with MWAM. Access Persons may retain honorariums received for publications, public speaking appearances, instructional courses at educational institutions, and similar activities.

           5. Participation in Public Affairs

        MWAM encourages its employees to support community activities. Normally, voluntary efforts take place outside of regular business hours. Access Persons wishing to accept an appointive office, or run for elective office, must obtain prior approval from MWAM.

           6. Serving as Treasurer of Clubs, Lodges or Other Organizations

        An Access Person may act as treasurer of clubs, religious organizations, lodges, or similar associations. However, keep funds belonging to such organizations in separate accounts and do not commingle them in any way with personal funds or MWAM's funds.

           7. Personal Financial Responsibility

        Access Persons should manage their personal finances properly, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust. In particular, Access Persons are not permitted to borrow from clients, or from providers of goods and services with whom MWAM deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment.

           8. Taking Advantage of a Business Opportunity that Rightfully Belongs to MWAM

        Access Persons must not take for their own advantage an opportunity that rightfully belongs to MWAM. Whenever MWAM has been actively soliciting a business opportunity, or the opportunity has been offered to it, MWAM's property, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to MWAM and not to Access Persons who may be in a position to divert the opportunity for their own benefits.

           9. Corporate Property or Services

        Access Persons are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to MWAM, unless approved by the Chief Compliance Officer, CFO or designate. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes is also prohibited.

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Access Persons shall disclose any personal investments or other interests in suppliers or vendors with respect to which the person negotiates or makes decisions on behalf of the firm.

           10. Use of MWAM Stationery

        Official corporate stationery may not be used for personal correspondence or other non-job-related purposes.

           11. Political Contributions

           Because of the potential impact on future business opportunities for the Companies, you must request permission of the Partners and the Chief Compliance Officer before making a political contribution in excess of $250.

           12. Transactions with Clients

           Access Persons are not permitted to knowingly sell to or purchase from a client any security or other property, except securities issued by a client. Such securities transactions are subject to preclearance pursuant to this Code.

        I. Code Violations: Anyone discovering violations of the provisions of this Code shall report those violations promptly to the Chief Compliance Officer (or designate). All violations are treated seriously by the Code Committee. Self-reporting is encouraged. (In other words: If you know you violated the Code of Ethics, it is better for you to tell the Chief Compliance Officer yourself.) Violations will be assessed by the Code Committee, with the Code Committee's actions documented in writing. Violation of the trading prohibitions may require reversal of the transaction and any resulting profits could be subject to disgorgement. Any profits subject to disgorgement will be given to a charity selected by any of the Code Committee, MWAM, or the Funds' Board of Trustees. Because the Code Committee is comprised of a majority of the most senior personnel at the Companies, this reporting provision is deemed to be the means of reporting Code issues to senior management of the Companies.

        J. Board Sanctions

        (1) If a material violation of this Code of Ethics occurs or a preliminary determination is made that a material violation may have occurred, a report of the alleged violation shall be made to the MWF Board of Trustees, whether or not the material violation directly impacts the Funds.

        (2) The Funds' Board of Trustees also may impose such sanctions as they deem appropriate, including a letter of censure, suspension, recommendation for individual employment termination, and/or disgorgement of any profits. Any profits disgorged under this provision shall be given to a charity selected by the Funds' Board of Trustees or under the Board's direction.

        K. Annual Compliance Certification

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Code of Ethics - February 2005


           All Access Persons are required to certify annually that (i) they have read and understand the terms of this Code of Ethics and recognize the responsibilities and obligations incurred by being subject to this Code, and
(ii) they are in compliance with the requirements of this Code, including but not limited to the personal investment transactions policies contained in this Code. Exhibit A is an example of a suitable form for this purpose.

           New hires will be directed by Human Resources to meet with the Chief Compliance Officer (or designate) to discuss this Code. New hires will review the Code and sign Exhibit A on or before submitting their Initial Holdings Reports.

V.      Personal Securities Reporting

        A. Initial Holdings Reports

        No later than 10 days after a person becomes an Access Person, the following information shall be filed:

        (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

        (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

        (3)     the reference number of any account;

        (4)     the date the report is submitted by the Access Person; and

        (5) all such information filed must be current as of a date no more than 45 days prior to the date the person becomes an Access Person

        B. Quarterly Reports

        1. Transactions Reports - All Access Persons are required to file quarterly reports within 30 days of the end of each calendar quarter, listing all securities transactions in Covered Securities which an Access Person has a beneficial interest and which were transacted during the quarter. The reports shall contain the following information:

           (i) the date of the transaction, the title, interest rate and maturity (if applicable), exchange ticker and/or CUSIP as applicable, and the number of shares/ units/ principal of each security involved;

           (ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

           (iii)      the price at which the transaction was effected;

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Code of Ethics - February 2005

           (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected; and

           (v)        the date the report is submitted.

        In lieu of filing quarterly transaction reports, copies of confirmations and periodic (monthly or quarterly) brokerage account statements may be filed.

No transactions reports. For periods in which no reportable transactions were effected, the quarterly report shall contain a representation that no transactions subject to the reporting requirements were effected during the quarter time period. A "no transaction" report is not necessary if arrangements have been made to have duplicate confirmations and periodic statements sent.

Each Access Person is charged with the responsibility for submitting quarterly reports. Any effort by MWAM to facilitate the reporting process does not change or alter that responsibility. A sample quarterly report is included as Exhibit C.

        2. New Accounts - Access Persons shall report along with their listing of investment transactions the following information concerning any new brokerage account, or other account holding Covered Securities, established during the period in which any securities were held for their direct or indirect benefit:

           (i) the name of the broker, dealer or bank with whom the Access Person established the account;

           (ii)       the date the account was established;

           (iii)      the reference number of any account reported; and

           (iv)       the date the report is submitted.

New accounts opened at mutual fund companies that contain only Exempt Securities are not required to be reported. However, any such accounts opened to transact shares of MWF (or any mutual fund sub-advised by MWAM) must be reported.

REGISTERED REPRESENTATIVES OF MWAMD ARE REQUIRED TO REQUEST PERMISSION BEFORE OPENING A NEW ACCOUNT WITH ANOTHER BROKER DEALER./20/

        C. Annual Holdings Reports

        (1) Annually, each Access Person must submit the following information, which shall be current as of a date no more than 45 days before the date the report is submitted:

----------
/20/ NASD Rule 3050 (c)

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Code of Ethics - February 2005

           a. the title, number of shares and principal amount, and exchange ticker and/or CUSIP as applicable of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

           b. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person;

           c. the reference number of any account reported; and

           d. the date the report is submitted by the Access Person.

        (2) Annually, all registered representatives must complete Exhibit F and return to the Chief Compliance Officer (or designate), as a means of updating their registration information.

        D. Broker Statements and Trade Confirmations:

        All Access Persons are required to direct brokers of all accounts in which they have a beneficial interest to supply to MWAM, on a timely basis, duplicate copies of trade confirmations and copies of periodic broker account statements. To maximize privacy protection, Access Persons should direct the broker (or other account holder) to send this information to:

           Attention: Chief Compliance Officer
           Metropolitan West Asset Management, LLC
           11766 Wilshire Boulevard, Suite 1580
           Los Angeles, CA 90025

        E. Report Review

        The reports submitted pursuant to these requirements shall be reviewed by the Compliance Department (or designated personnel trained by the Compliance Department).

VI.     Exceptions to Reporting Requirements

        (a) A disinterested Trustee, i.e., a Trustee of the Funds who is not an "interested person" of the Funds, is not required to file a report on a transaction in a security provided such Trustee neither knew nor, in the ordinary course of fulfilling his or her official duties as a trustee of the Funds, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security is or was purchased or sold by the Funds or is or was being considered for purchase or sale by the Funds or by its investment adviser.

        (b) Although a disinterested Trustee is generally exempt from the reporting requirements of this Code, such Trustee may nevertheless voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved securities that were being purchased or sold or considered for purchase by any of the Funds during the 15-day period preceding or after the date(s) of any transaction(s) by such

SF/312498.2                                                                   17
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Code of Ethics - February 2005

Trustee. The failure to file such a report, however, shall not be considered a violation of this Code of Ethics.

        (c) Transactions in otherwise Covered Securities effected for Access Persons by persons not directly affiliated with the Adviser or the Funds who have designated discretionary authority over such transactions shall not be subject to the pre-clearance, Blackout Periods or Short Term Trading Profit provisions set forth above. However, such transaction shall be reportable in an Access Person quarterly report of personal securities transactions.

        (d) No additional report need be made by Access Persons who make reports to MWAM pursuant to Rule 204-2(a)(12) of the Investment Advisers Act of 1940, if such reports duplicate the information required under the reporting requirements of this Code.

        (e) Persons Affiliated with the Principal Underwriter and Administrator
- Any persons affiliated with PFPC Distributors, Inc. and its affiliate which serves as the Administrator of the Fund who might be deemed to be an Access Person and otherwise would be covered by this Code shall be excluded provided that such persons are subject to a Code of Ethics (or an equivalent personal securities trading policy) adopted by PFPC Distributors, Inc. and/or the Administrator, as appropriate.

VII.    Annual Review by Funds' Board

        No less frequently than annually, MWF, MWAM and the Funds' principal underwriter shall furnish a written report to the Funds' Board of Trustees, which shall:

(a) describe any issues arising under the Code of Ethics or procedures since the prior report to the Board, including but not limited to information about material violations of the code or procedures and sanctions imposed in response to such material violations;

(b) discuss any waivers that might be considered important by the Board were granted during the period;

(c) certify that the Chief Compliance Officer has reviewed the policy within the last year and;

(d) certify that MWF, MWAM or principal underwriter, as applicable, has adopted procedures reasonably designed to prevent Access Persons from violating the code.

        Exceptions for the Principal Underwriter - The requirements of items VIII(a) and (b) above, do not apply to the principal underwriter unless (1) the principal underwriter is an affiliated person of the Funds or MWAM or (2) an officer, director or general partner of the principal underwriter serves as an officer or trustee of the Funds or officer, member, director or member of MWAM.

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Code of Ethics - February 2005

VIII.   Confidentiality

        All information relating to past, current and prospective clients is highly confidential and is not to be discussed with anyone outside the MWAM's organization without the written approval of MWAM's Chief Compliance Officer, CFO or CEO. Another sensitive area in MWAM's daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by MWAM. Investment strategy or transaction information also is considered proprietary and is subject to these requirements.

        All pre-clearance requests pertaining to Personal Securities Transactions, reports disclosing Personal Securities Holdings, and any other information filed pursuant to this Code shall be treated as confidential. Such requests and related documentation are subject to review as provided herein and by representatives of organizations (such as the U.S. Securities and Exchange Commission) required or permitted by law, regulations or rules to review such documents.

IX.     Implementation

        (a) Because of the importance of the Code of Ethics' basic principles to our business, MWAM shall circulate (or make available electronically) a copy of this Code, together with an acknowledgment of receipt, which shall be signed and returned at least once each year, to each MWAM Access Person, except for MWF Trustees who are not also Advisory Persons. Exhibit A provides a sample form that can be used to obtain the signed receipt. The same procedure will be used for any amendments to the Code made more frequently than annually.

        (b) The Chief Compliance Officer or other designated person is charged with responsibility for ensuring that the pre-clearance and reporting requirements of this Code of Ethics are followed by all Access Persons. The Chief Compliance Officer or other designated person shall be responsible for ensuring that the review requirements of this Code of Ethics (see Section X below) are performed in a prompt manner.

X.      Review

        A. The Chief Compliance Officer (or other designated person) shall review all reports of personal securities transactions, gifts and other items filed with MWAM as required under this Code. Such reports shall be compared with pre-clearance forms, and with completed and contemplated portfolio transactions of the Funds to determine whether non-compliance with this Code of Ethics or other applicable trading procedures may have occurred. The Chief Compliance Officer may delegate this function to one or more other persons.

        B. No person shall review his or her own reports./21/ Before making any determination that a non-compliant transaction may have been made by any person, the Chief Compliance Officer shall give such person an opportunity to supply additional explanatory

----------
/21/ In cases involving the Chief Compliance Officer or delegate, all trades and other permissions under this code must be reviewed by the Chief Compliance Officer's or delegate's immediate supervisor (generally the Chief Financial Officer or Chief Executive Officer). A delegate of the Chief Compliance Officer may review standard reporting by the Chief Compliance Officer.

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Code of Ethics - February 2005

material. If a securities transaction of the Chief Compliance Officer is under consideration, an alternative shall act in all respects in the manner prescribed herein for the designated Chief Compliance Officer.

        C. If the Chief Compliance Officer determines that noncompliance with this Code of Ethics has or may have occurred, he or she shall submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the Code Committee (and if necessary, the Funds' Board of Trustees) which shall make an independent determination of whether a violation has occurred. Outside counsel also might be consulted at this stage.

        D. The Chief Compliance Officer shall be responsible for identifying all reporting Access Persons and shall take steps to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner./22/ The Chief Compliance Officer may delegate the compilation of this information to appropriate persons. Failure to submit timely reports will be communicated to the Code Committee and, if necessary, the Funds' Board of Trustees.

        E. The Chief Compliance Officer (or designate) shall review this policy on at least an annual basis.

XI.     Records

        A. Records collected as part of this policy shall be retained for five years, the most recent two years on site.
        B. This policy is considered part of the records necessary to manage the Code. If the Code is revised, copies of the superseded versions must be retained for five years from the last date the prior version was in effect.
        C. Copies of Access Persons' acknowledgement of receipt of the Code must be retained for five years after the Access Person ceases to be covered by the Code.

----------
/22/ Currently, all MWAM employees are treated as Access Persons. Temporary employees are not Access Persons, but will be reviewed on a case-by-case basis. Should a determination be made to limit the number of persons treated as Access Persons, specific lists of Access Persons shall be maintained by the Chief Compliance Officer or delegate.

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Code of Ethics - February 2005

                                   EXHIBIT A

                     METROPOLITAN WEST ASSET MANAGEMENT, LLC
                             WEST GATE ADVISORS, LLC
                             MWAM DISTRIBUTORS, LLC
                             METROPOLITAN WEST FUNDS

                         ANNUAL COMPLIANCE CERTIFICATION

        I have received a copy of the current Code of Ethics and Insider Trading Policy. I have read and understand the terms of the Code of Ethics and recognize the responsibilities and obligations incurred by my being subject to these Codes and policies. I am in compliance with the requirements of this Code, including but not limited to the personal investment transactions policies contained in the Code. I hereby agree to abide by the Code.

---------------------------------                 ------------------------------
Signature                                         Date

---------------------------------
Print Name

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Code of Ethics February 2005

                 REQUEST FOR PREAUTHORIZATION - PERSONAL TRADES

This authorization is valid only through the next business day immediately following the Approval Date. Any transaction, or portion thereof, not so completed will require a New Approval.

Date:

Name:

----------------------------------------------------------------------------------------------------------
                                Price if                                                         Check if
                      Symbol     limit    Buy          #of                                       Private
 Name of Security     /CUSIP     order    or Sell  shares/units  Brokerage Firm  Account Number  Placement
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

If an option or warrant, describe the underlying security:

I request pre-clearance authorization to effect transaction(s) in the security indicated above for my personal account(s) or another account(s) in which I have a beneficial interest. I am familiar with and certify that this request is made in compliance with the Codes of Ethics. I am not in possession of material, non-public information concerning the securities listed above. If selling, I have held this security for more than sixty days.

                                  Transaction Authorized By:
                                                             -------------------
-------------------------
Signature of Person               Date:
Requesting Authorization                ----------------------------------------

SF/312498.2                                                                   22
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Code of Ethics February 2005

         Exhibit C: QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS

Date Tran.  Type  Symbol/CUSIP  Quantity Price  Account Number  Broker  Security Name
----------  ----  ------------  --------------  --------------  ------  ------------



Please list any additional reportable transactions other than those shown on the report.
 If you have not done any reportable transactions, please write: "NO TRADES".

*** Have any new accounts (i.e. Brokerage) been established in the Quarter in which securities were held for your direct or indirect benefit?
        Yes             No

If Yes - Please state:

ACCOUNT NAME   BROKERAGE FIRM OR BANK NAME   ACCOUNT NUMBER   DATE ESTABLISHED

I confirm that the above information is complete.

                                        Signature
                                                  ------------------------------
                                        Date Completed
                                                       -------------------------

SF/312498.2                                                                   23
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Code of Ethics - February 2005






























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Code of Ethics - February 2005

EXHIBIT D

Metropolitan West Asset Management, LLC/West Gate Advisors, LLC/MWAM Distributors, LLC

Annual Non-Cash Compensation Acknowledgement and Certification

Instructions: Complete all sections of form. If not applicable, please indicate N/A or None.

I hereby acknowledge and certify that I understand the rules and procedures under the Metropolitan West Asset Management Code of Ethics regarding Non-Cash Compensation and Gifts.

I further certify that during the last twelve months I have not directly or indirectly accepted or made payments or offers of payments of any non-cash compensation, except for:

        a) usual and customary promotional items, of de minimis value, such as hats, pens, T-shirts, and similar items marked with a vendor's logo

        b) gifts of nominal value (i.e. under $100 to or from any single individual associated with a vendor per year);

        c) an occasional meal or entertainment such as a sporting event, a show, or comparable events, with the vendor present. If the vendor does not accompany you to such events then the cost of the tickets are subject to the gift and dollar limitations above. All entertainment or meals should be neither so frequent nor so extensive as to raise any question of propriety and may not be preconditioned on achievement of a sales target or volume of trades;

        d) payment or reimbursement in connection with Access Persons attending a meeting held for the purpose of training or education provided that:

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Code of Ethics February 2005

           (i) the Access Person obtains MWAM's written approval by submission of the form attached as Exhibit E before attending the meeting; and

           (ii) the location is appropriate for the purpose of the meeting; and

           (iii) the payment or reimbursement is not applied to the expenses of guests of the Access Person attending the meeting; and

           (iv) the payment or reimbursement is not preconditioned on the achievement of a sales target or volume of trades.

        e) payment or reimbursement in connection with Access Persons organizing a meeting held for the purpose of training or education provided that:

           (i) all such meetings adhere to the criteria of d) ii-iv above; and

           (ii) as with all invoices, approval for reimbursing the representatives of the broker or other firms is granted from the group department head and invoices are submitted through the normal Finance Department's invoicing procedures; and

           (iii) any payments or reimbursements to broker dealers' or other firms' representatives, by MWAM, are made to the broker dealer or other firm, which would then reimburse the representative.

Report all gifts given or received below (you are not required to report the usual or customary promotional items such as hats, pins, t-shirts, and similar items marked with a vendor's logo):

--------------------------------------------------------------------------------
                              From whom received or to whom given
Date       Gift Description   Name/Organization                      Est. Value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (Use the tab key to move from cell to cell, creating additional rows if necessary.)

SF/312498.2                                                                   26
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Code of Ethics February 2005

EXHIBIT E

Metropolitan West Asset Management, LLC

Employee Training Authorization

---------------------------------------      -----------------------------------
Employee Name                                Name of Meeting or Event

---------------------------------------      -----------------------------------
Location of Meeting or Event                 Meeting or Event Sponsor

I certify that attendance at this meeting or event is in compliance with the following rules:

        a. Attendance is not preconditioned on achievement of sales targets or a certain volume of trades, or any other incentives pursuant to a non-cash compensation arrangement.

        b. The location of this event is appropriate (e.g., a resort or other location suitable for corporate events) for the purpose of the meeting.

        c. No payment or reimbursement will be applied to the expenses of spouses or guests of the access person.

        d. No payment or reimbursement is preconditioned on the achievement of sales targets or a certain volume of trades.

        e.      Approximate value of payment or reimbursement to access person:
        $ ________

Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

---------------------------------------      -----------------------------------
Employee Signature                           Date

Approved:          Yes [ ]    No [ ]

---------------------------------------      -----------------------------------
Member of the Code Committee       Date

SF/312498.2                                                                   27
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Code of Ethics February 2005

EXHIBIT F

MWAM Distributors, LLC

Annual Questionnaire

Instructions: Please respond to all the questions and requested information. If the answer to any of the following questions is 'yes', please advise MWAM's Chief Compliance Officer. Complete written details of all events or proceedings must be disclosed for regulatory purposes.

     Criminal Disclosure

1)   Have you ever:

     a)   been convicted of or pled guilty or nolo contendere ("no contest") in           [ ] Yes  [ ] No
          a domestic, foreign, or military court to any felony?

     b)   been charged with any felony?                                                   [ ] Yes  [ ] No

2) Based upon activities that occurred while you exercised control over it, has an organization ever:

     c)   been convicted of or pled guilty or nolo contendere ('no contest') in           [ ] Yes  [ ] No
          a domestic or foreign court to any felony?

     d)   been charged with any felony?                                                   [ ] Yes  [ ] No

3)   Have you ever:

     e)   been convicted of or pled guilty or nolo contendere ("no contest") in           [ ] Yes  [ ] No
          a domestic, foreign or military court to a misdemeanor involving:
          investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

     f)   been charged with a misdemeanor specified in 3(a)?                              [ ] Yes  [ ] No

4) Based upon activities that occurred while you exercised control over it, has an organization ever:

     g)   been convicted of or pled guilty or nolo contendere ("no contest") in           [ ] Yes  [ ] No
          a domestic or foreign court to a misdemeanor specified in 3(a)?

     h)   been charged with a misdemeanor specified in 3(a)?                              [ ] Yes  [ ] No

     Regulatory Disciplinary Actions

5)   Has the U.S. Securities and Exchange Commission or the Commodity Futures
     Trading Commission ever:

     i)   found you to have made a false statement or omission?                           [ ] Yes  [ ] No

     j)   found you to have been involved in a violation of its regulations or            [ ] Yes  [ ] No
          statutes?

SF/312498.2                                                                   28
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Code of Ethics February 2005

     k)   found you to have been a cause of an investment-related business                [ ] Yes  [ ] No
          having its authorization to do business denied, suspended, revoked, or restricted?

     l)   entered an order against you in connection with investment-related              [ ] Yes  [ ] No
          activity?

     m)   imposed a civil money penalty on you, or ordered you to cease and               [ ] Yes  [ ] No
          desist from any activity?

6) Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

     n)   found you to have made a false statement or omission or been                    [ ] Yes  [ ] No
          dishonest, unfair or unethical?

     o)   found you to have been involved in a violation of investment-related            [ ] Yes  [ ] No
          regulation(s) or statute(s)?

     p)   found you to have been a cause of an investment-related business                [ ] Yes  [ ] No
          having its authorization to do business denied, suspended, revoked or restricted?

     q)   entered an order against you in connection with an investment-related           [ ] Yes  [ ] No
          activity?

     r)   denied, suspended, or revoked your registration or license or                   [ ] Yes  [ ] No
          otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?

7)   Has any self-regulatory organization or commodities exchange ever:

     s)   found you to have made a false statement or omission?                           [ ] Yes  [ ] No

     t)   found you to have been involved in a violation of its rules (other              [ ] Yes  [ ] No
          than a violation designated as a "minor rule violation" under a plan approved by the U.S. Securities and Exchange Commission)?

     u)   found you to have been the cause of an investment-related business              [ ] Yes  [ ] No
          having its authorization to do business denied, suspended, revoked or restricted?

     v)   disciplined you by expelling or suspending you from membership,                 [ ] Yes  [ ] No
          barring or suspending your association with its members, or restricting your activities?

8) Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?

9)   Have you been notified, in writing, that you are now the subject of any:

     w)   regulatory complaint or proceeding that could result in a "yes" answer          [ ] Yes  [ ] No
          to any part of 5, 6 or 7?

     x) investigation that could result in a "yes" answer to any part of 1, 2, 3, 4 or 5?

     Civil Judicial Actions

10)  Has any domestic or foreign court ever:

SF/312498.2                                                                   29
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Code of Ethics February 2005

     y)   enjoined you in connection with any investment-related activity?                [ ] Yes  [ ] No

     z)   found that you were involved in a violation of any investment-related           [ ] Yes  [ ] No
          statute(s) or regulation(s)?

     aa)  dismissed, pursuant to a settlement agreement, an investment-related            [ ] Yes  [ ] No
          civil action brought against you by a state or foreign financial regulatory authority?

11)  Are you named in any pending investment-related civil action that could              [ ] Yes  [ ] No
     result in a 'yes' answer to any part of 10?

     Customer Complaints

12) Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

     bb)  is still pending, or;                                                           [ ] Yes  [ ] No

     cc)  resulted in an arbitration award or civil judgment against you,                 [ ] Yes  [ ] No
          regardless of amount, or;

     dd)  was settled for an amount of $10,000 or more?                                   [ ] Yes  [ ] No

13)  Have you ever been the subject of an investment-related, consumer-initiated          [ ] Yes  [ ] No
     complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?

14) Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

     ee)  alleged that you were involved in one or more sales practice                    [ ] Yes  [ ] No
          violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;

     ff)  alleged that you were involved in forgery, theft, misappropriation or           [ ] Yes  [ ] No
          conversion of funds or securities?

     Terminations

15) Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

     gg)  violating investment-related statutes, regulations, rules, or industry          [ ] Yes  [ ] No
          standards of conduct?

     hh)  fraud or the wrongful taking of property?                                       [ ] Yes  [ ] No

     ii)  failure to supervise in connection with investment-related statutes,            [ ] Yes  [ ] No
          regulations, rules or industry standards of conduct?

     Financial

16)  Within the past 10 years:

SF/312498.2                                                                   30
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Code of Ethics February 2005

     jj)  have you made a compromise with creditors, filed a bankruptcy petition          [ ] Yes  [ ] No
          or been the subject of an involuntary bankruptcy petition?

     kk)  based upon events that occurred while you exercised control over it,            [ ] Yes  [ ] No
          has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

          ll)  based upon events that occurred while you exercised control over           [ ] Yes  [ ] No
               it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor
               Protection Act?

17)  Has a bonding company ever denied, paid out on, or revoked a bond for you?           [ ] Yes  [ ] No

18)  Do you have any unsatisfied judgments or liens against you?                          [ ] Yes  [ ] No

19)  Have you engaged in any outside business activities not been disclosed to            [ ] Yes  [ ] No
     the firm?

If yes, please list_____________________________________________________________

20)  Have you engaged in any private securities transactions not disclosed to             [ ] Yes  [ ] No
     the firm?

If yes, please list_____________________________________________________________

21)  Have you accurately completed Exhibit D, listing all gifts received?                 [ ] Yes  [ ] No

     Applicant or applicant's agent has typed applicant's name under this section to attest to the completeness and accuracy of this record.

     The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

     I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

     -----------------------------------------   -------------------------------
     Employee Name (Please Print)                Employee Signature

     -----------------------------------------   -------------------------------
     Current Residential Address (No PO Boxes)   Date

     -----------------------------------------
     Address (continued)

     -----------------------------------------
     City, State Zip

SF/312498.2                                                                   31